                               OPTION AGREEMENT


                                  DATED AS OF


                               DECEMBER 31, 1997


                                 BY AND AMONG


                           TOUCH TONE AMERICA, INC.,
                                AS THE ISSUER,


                                      AND


                          INFINITY INVESTORS LIMITED,
                               AS THE PURCHASER

                               OPTION AGREEMENT


     AGREEMENT, dated as of December 31, 1997, among Touch Tone America, Inc. (the "Company") and INFINITY INVESTORS LIMITED ("Purchaser").

                               R E C I T A L S:

     WHEREAS, the Company has entered into that certain Amended Agreement and Plan of Reorganization in the form attached hereto as EXHIBIT A (the "Reorganization Agreement") between the Company and Orix Global Communications, Inc. ("Orix"), pursuant to which the Company shall acquire all of the issued and outstanding capital stock of Orix in exchange for the issuance to the shareholders of Orix (the "Orix Shareholders") of 33,732,980 shares of the Company's common stock, no par value (the "Common Stock") (the "Reorganization"); and

     WHEREAS, the Company and the Purchaser desire to set forth herein their agreement pursuant to which the Purchaser shall, at its option, at any time, and from time to time on or before the second anniversary date hereof, assign and transfer to the Company the Transferred UPC Securities (as hereafter defined) in exchange (the "Exchange") for Convertible Instruments (as hereafter defined) of the Company in an aggregate amount equal to the Exchange Amount (as hereafter defined); and

     WHEREAS, contemporaneous herewith the Company, Purchaser and certain other parties have executed and delivered that certain Securities Purchase Agreement in the form attached hereto as EXHIBIT B (the "Securities Purchase Agreement"); and

     WHEREAS, the Convertible Instruments shall be issued by the Company in a private placement pursuant to Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and

     WHEREAS, the Convertible Instruments will be convertible into shares of Common Stock on the terms described therein.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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OPTION AGREEMENT - Page 1

                               I.   DEFINITIONS

     SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

     "AGREEMENT" means this Option Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "ASSET SALE" has the meaning set forth in Section 8.1.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Miami, Florida are authorized or required by law to close.

     "CHANGE OF CONTROL" means (i) after the date of this Agreement any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such Sections) other than the Purchaser shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33-1/3% or more of the outstanding shares of Common Stock of the Company, (ii) any sale or other disposition (other than by reason of death or disability) to any Person of any Common Stock of the Company owned by Kerry Rogers or Jack Higgins resulting in such Persons owning, in the aggregate, less than 95% of the outstanding voting shares of Common Stock of the Company received by them in Reorganization; or (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors then still in office who were either Directors immediately following the Reorganization or whose election or nomination for election was previously so approved), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

     "CLOSING BID PRICE" shall mean for any security as of any date, the lowest closing bid price as reported by Bloomberg, L.P. ("Bloomberg") on the principal securities exchange or trading market where such security is listed or traded or, if the foregoing does not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest trading price is reported for such security by Bloomberg, then the average of the bid prices of any market-makers for such securities as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the lowest closing bid price cannot be calculated for such security on such date on any of the foregoing bases, the lowest closing bid price of such security on such date shall be the fair market value as mutually determined by the Purchaser and the Company for which the calculation of the closing bid price requires, and in the absence of such mutual determination, as determined by the Board of Directors of the Company in good faith.

     "CLOSING DATE" means each of the applicable dates of the issuance of the Convertible Instruments to the Purchaser and the corresponding closing of each Exchange.

     "COMMISSION" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

     "COMMON STOCK" has the meaning set forth in the Recitals.

     "COMPANY" means Touch Tone America, Inc., a California corporation, and its successors.

     "COMPANY CORPORATE DOCUMENTS" means the certificate of incorporation and by-laws of the Company.

     "CONSOLIDATED SUBSIDIARY" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "CONTROL" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

     "CONVERSION DATE" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of the Convertible Instruments by the holder thereof to the Company.

     "CONVERSION PRICE" has the meaning set forth in the Debentures or Series C Certificate of Designation, as applicable.

     "CONVERSION SHARES" has the meaning set forth in Section 4.5.

     "CONVERTIBLE INSTRUMENTS" means the Debentures or Series C Shares, as applicable.

     "DEBENTURES" means Convertible Exchange Debentures due December 31, 1999 in the form attached hereto as EXHIBIT C, to be issued to the Purchaser (if the Shareholder Ratification Event has not occurred) on each applicable Closing Date upon consummation of each Exchange.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVE SECURITIES" has the meaning set forth in Section 8.4.

     "DISCOUNTED EQUITY OFFERINGS" has the meaning set forth in Section 8.4.

     "DIRECTORS" means the individuals then serving on the Board of Directors or similar such management council of the Company.

     "ESCROW AGENT" means the Person serving as the Escrow Agent pursuant to the terms of the Escrow Agreement.

     "ESCROW AGREEMENT" means that certain Escrow Agreement between the Company, the Purchaser and the Escrow Agent, dated the date of this Agreement, in the form attached hereto as EXHIBIT D.

     "EVENT OF DEFAULT" has the meaning set forth in the Debentures and in
Section 3.1.

     "EXCHANGE" has the meaning set forth in the Recitals.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AMOUNT" means (i) with respect to the UPC Debentures, the outstanding principal balance thereof, together with accrued and unpaid interest thereon through the Business Day preceding the Closing Date, (ii) with respect to the UPC Preferred Shares, the aggregate stated value thereof, together with accrued and unpaid dividends thereon through the Business

Day preceding the Closing Date, and (iii) with respect to the UPC Common Shares, the product of (x) the average Closing Bid Price of the UPC Common Shares for the five (5) consecutive Trading Days through and including the Business Day immediately preceding the Closing Date multiplied by (y) the number of shares of UPC Common Shares so conveyed as part of the Exchange.

     "EXPENSE REIMBURSEMENT FEE" has the meaning set forth in Section 11.5.

     "GAAP" has the meaning set forth in Section 1.2.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

     "KEY MAN POLICY" has the meaning set forth in Section 7.14.

     "LIEN" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "MARKET PRICE" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.

     "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4.1.

     "MAXIMUM EXCHANGE AMOUNT" has the meaning set forth in Section 2.1.

     "NOTICE OF CONVERSION" means the form to be delivered by a holder of the Convertible Instruments upon conversion of all or a portion thereof to the Company substantially in the form attached to the Debentures.

     "OBSERVER" has the meaning set forth in Section 7.11.

     "OFFICER'S CERTIFICATE" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company substantially in the form of EXHIBIT E attached hereto.

     "OPTION" shall have the meaning set forth in Section 2.1.

     "OPTION EXPIRATION DATE" has the meaning set forth in Section 2.1.

     "OPTION NOTICE" has the meaning set forth in Section 2.1.

     "ORIX" means Orix Global Communications, Inc., a Nevada corporation.

     "OTC MARKET" means the electronic quotation medium known as the OTC Bulletin Board-Registered Trademark- by which members of the National Association of Securities Dealers, Inc. enter, update and display quotations and other information regarding eligible securities.

     "PERSON" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "PURCHASER" means, collectively, Infinity Investors Limited, and its successors and assigns, including the assignors of the Transferred UPC Securities from time to time by Infinity Investors Limited prior to consummation of any Exchange, and the holders from time to time of the Convertible Instruments issued in each Exchange.

     "PUT AND CALL AGREEMENT" has the meaning set forth in Section 2.3.

     "RECAPITALIZATION EVENT" has the meaning set forth in Section 3.1.

     "REGISTRATION RIGHTS AGREEMENT" means the agreement between the Company and the Purchaser dated the Closing Date substantially in the form set forth in EXHIBIT F attached hereto.

     "RESTRICTED PERIOD" means the period from the applicable Closing Date through and including the fortieth (40th) day thereafter.

     "REINCORPORATION" has the meaning set forth in Section 3.3.

     "REORGANIZATION" has the meaning set forth in the Recitals.

     "REORGANIZATION AGREEMENT" has the meaning set forth in the Recitals.

     "SECURITIES" means the Debentures, the Series C Shares and the Conversion Shares.

     "SECURITIES PURCHASE AGREEMENT" has the meaning set forth in the Recitals.

     "SERIES C CERTIFICATE OF DESIGNATION" means that certain Series C Certificate of Designations, Preferences and Rights setting forth the rights and preferences of the Series C Shares in the form attached hereto as EXHIBIT G.

     "SERIES C PREFERRED STOCK" means shares of Series C Convertible Preferred Stock of the Company, the rights and preferences of which are more fully described in the Series C Certificate of Designation.

     "SERIES C SHARES" means that certain number of shares of Series C Preferred Stock issuable to the Purchaser (if the Shareholder Ratification Event has occurred) from time to time on each applicable Closing Date upon consummation of each Exchange.

     "SECURITIES ACT" has the meaning set forth in the Recitals.

     "SHAREHOLDER RATIFICATION" has the meaning set forth in Section 3.2.

     "SHAREHOLDER RATIFICATION EVENT" shall mean the later to occur of (x) the Shareholder Ratification and (y) the date of final determination that the Company is not obligated to pay more than $250,000 to existing shareholders of the Company who properly exercise dissenters rights under applicable California law arising as a result of the Shareholder Ratification.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company. Unless specified to the contrary, all references to a Subsidiary of the Company shall be deemed to include Orix after giving effect to the Reorganization.

     "SUBSIDIARY CORPORATE DOCUMENTS" means the certificates of incorporation and by-laws of each Subsidiary.

     "TRADING DAY" shall mean any Business Day in which at least 1,000 shares of Common Stock are traded on the OTC Market, or any Business Day in which any other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours, as applicable

     "TRANSACTION AGREEMENTS" means this Agreement, the Debentures, the Registration Rights Agreement, the Put and Call Agreement, the Escrow Agreement, the Reorganization Agreement, and the Series C Certificate of Designation.

     "TRANSFERRED UPC SECURITIES" means the UPC Debentures, UPC Preferred Shares and/or UPC Common Shares, as applicable, as assigned and conveyed by the Purchaser to the Company in the form so assigned and conveyed by the Purchaser on each Closing Date upon consummation of each Exchange.

     "UPC" shall mean United Petroleum Corporation, a Delaware corporation and its successors and assigns.

     "UPC CERTIFICATE OF DESIGNATION" means that certain Certificate of Designations, Preferences and Rights setting forth the rights and preferences of the UPC Preferred Shares in the form attached hereto as EXHIBIT H.

     "UPC COMMON SHARES" means shares of common stock of UPC.

     "UPC DEBENTURES" means Convertible Debentures of UPC in the form annexed hereto as EXHIBIT I.

     "UPC PREFERRED SHARES" means shares of UPC Preferred Stock.

     "UPC PREFERRED STOCK" means shares of Convertible Preferred Stock of UPC issued pursuant to the terms of the UPC Certificate of Designation.

     SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated. All references to the "Company and its Subsidiaries" shall include references to Orix as a Subsidiary of the Company after giving effect to the consummation of the Reorganization, unless otherwise indicated.

                                  ARTICLE II

                   PURCHASE, EXCHANGE AND SALE OF DEBENTURES

     SECTION 2.1. (A) OPTION. The Company hereby irrevocably grants to the Purchaser an option (the "Option") exercisable at any time, and from time to time, prior to the second anniversary date of this Agreement (the "Option Expiration Date") to assign and convey to the Company Transferred UPC Securities with an Exchange Amount not to exceed in the aggregate for all such assignments $11,000,000 (the "Maximum Exchange Amount").

          (B) EXERCISE OF OPTION. The Purchaser shall have the right, but not the obligation, to exercise the Option from time to time by delivering to the Company and the Escrow Agent prior to the Option Expiration Date one or more written notices (each an "Option Notice") specifying (i) the Transferred UPC Securities to be assigned and conveyed to the Company, (ii) the Exchange Amount thereof and (iii) the date, not earlier than one (1) Business Day and not later than three (3) Business Days after the delivery of such Option Notice, on which the closing of the Exchange shall occur. On the applicable Closing Date, (x) the Purchaser shall deliver to the Escrow Agent the applicable Transferred UPC Securities and (y) the Escrow Agent shall deliver (I) to the Company the Transferred UPC Securities received from the Purchaser and (II) to the Purchaser at its address specified on the signature page hereto (unless a contrary address located outside of the United States is provided in the Option Notice) either the Debentures (if the Shareholder Ratification Event has not occurred) or the Series C Shares (if the Shareholder Ratification Event has occurred), dated the date of the first Closing Date by the Escrow Agent, all as more fully described in the Escrow Agreement.

     SECTION 2.2  ESCROW PROCEDURES.

          (A) Promptly following the date hereof, the Company shall file with the Secretary of State of California the Series C Certificate of Designation and shall deposit with the Escrow Agent for administration pursuant to the terms of the Escrow Agreement a Debenture in the aggregate principal balance of the Maximum Exchange Amount. Immediately following the Shareholder Ratification Event, the Company shall undertake the actions specified in Section 3.1 below.

          (B) From and after the first Closing Date hereunder, the Purchaser shall hold either the Debentures or Series C Shares. At each subsequent Closing Date, the Purchaser shall directly assign to the Company the Transferred UPC Securities and the Company and the Purchaser shall record the then applicable (x) aggregate principal balance of the Debentures outstanding or (y) aggregate number of Series C Shares and the stated value thereof then outstanding. Each of the Company and the Purchaser acknowledge and agree that the Debentures or Series C Shares held by the Purchaser following the first Closing Date shall reflect the Maximum Exchange Amount; provided, however, for all purposes

     (including calculation of interest or dividend payments) the amount of the Debentures or the number of Series C Shares deemed issued and outstanding and held by the Purchaser shall be the Exchange Amount applicable to each Exchange consummated on each Closing Date.

     SECTION 2.3 PUT AND CALL AGREEMENT. Contemporaneous with the execution and delivery of this Agreement, the Company and the Purchaser shall enter into a Put and Call Agreement in the form annexed hereto as EXHIBIT J (the "Put and Call Agreement").

     SECTION 2.4 ADDITIONAL PAYMENTS TO PURCHASER. The Company further agrees that following each Exchange consummated on each Closing Date, if UPC makes any payments of interest on the UPC Debentures and/or dividends with respect to the UPC Preferred Shares (in each case, whether in cash, property or securities) attributable to any period prior to the applicable Closing Date, then the Company shall pay to Purchaser within one (1) Business Day from receipt thereof all such payments of interest and/or dividends (whether in cash, property or securities).

     SECTION 2.5 RIGHTS AND PREFERENCES OF SERIES B SHARES AND SERIES C SHARES. Notwithstanding any provision in this Agreement, the Series C Certificate of Designation, the Securities Purchase Agreement or the Series B Certificate of Designation (as defined in the Securities Purchase Agreement) to the contrary, upon any Mandatory Redemption Event (as defined in the Series C Certificate of Designation), the Company shall redeem all of the Series C Shares prior to any redemption of the Series B Shares (as defined in the Securities Purchase Agreement).

                                  ARTICLE III

                  EXCHANGE OF DEBENTURES FOR SERIES B SHARES

     SECTION 3.1. EXCHANGE OF DEBENTURES FOR SERIES C SHARES. Effective on the first Business Day following the consummation of the Shareholder Ratification Event, the aggregate outstanding principal balance, together with accrued and unpaid interest thereon, of the Debentures shall be automatically exchanged for an equal stated amount of Series C Shares (based on the liquidation preference per share as provided in the Series C Certificate of Designation) (the "Recapitalization Event"); provided, however, the Recapitalization Event shall not occur if, as of the date of consummation of the Shareholder Ratification Event, an Event of Default then exists. In connection therewith, the Company shall issue effective as of the first Business Day following the Shareholder Ratification Event the appropriate number of Series C Shares representing the Maximum Exchange Amount in the name of Purchaser and deliver the same to the Escrow Agent for administration pursuant to the Escrow Agreement, and the Escrow Agent shall submit to the Company the original Debentures for cancellation. Following the Recapitalization Event, all references in this Agreement to Default and Event of Default

(including, without limitation, the references set forth in Articles Seven and Eight hereof), shall be construed to mean the occurrence of a Mandatory Redemption Event as specified in the Series C Certificate of Designation.

     SECTION 3.2 SHAREHOLDER RATIFICATION. The Company has disclosed that the Reorganization will require the ratification and/or approval by the shareholders of the Company holding at least 50.1% of the Common Stock outstanding immediately preceding the Reorganization (the "Shareholder Ratification"). The Company hereby agrees to use its best lawful efforts to obtain such Shareholder Ratification as soon as practicable following the date hereof. The items which the Shareholder Ratification shall cover shall include, among other items requested by the Company and approved by the Purchaser, the following:

          (A)  Approval of the Reorganization; and

          (B) The reincorporation of the Company from the State of California to the State of Delaware (the "Reincorporation").

     SECTION 3.3 REINCORPORATION. In the event the Company obtains the Shareholder Ratification on the terms set forth above on or before June 30, 1998, then (x) the Recapitalization Event shall occur following the Shareholder Ratification Event (assuming there then exists no Event of Default under the Debentures) and (y) the Series C Shares shall remain as issued and outstanding securities of the Company following the Reincorporation, and the Series C Certificate of Designation shall thereafter be governed by the laws of the State of Delaware.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and Orix, jointly and severally, represent and warrant to the Purchaser, and each of them, as of the date hereof the following:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (or organization), with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 4.1 sets forth a list of all Subsidiaries and the jurisdiction in which each is incorporated (or organized). The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

     SECTION 4.2.   AUTHORIZATION AND EXECUTION.

          (A) Each of the Company and Orix have all requisite corporate power and authority to enter into and perform each of the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and (with respect to the Company) to issue the Convertible Instruments in accordance with the terms hereof and thereof.

          (B) The execution, delivery and performance by the Company and Orix of each Transaction Agreement to which it is a party and the issuance by the Company of the Convertible Instruments have been duly and validly authorized and no further consent or authorization of the Company or Orix, or their respective Boards of Directors or shareholders is required.

          (C) This Agreement has been duly executed and delivered by the Company and Orix.

          (D) This Agreement constitutes, and upon execution and delivery thereof by the Company and Orix, each of the Transaction Agreements will constitute, a valid and binding agreement of the Company and Orix, in each case enforceable against the Company and Orix in accordance with its respective terms.

          (E) All representations and warranties of each party to the Reorganization Agreement are true and correct.

          (F) All representations and warranties of the Company and Orix in the Securities Purchase Agreement are true and correct.

     SECTION 4.3. SERIES C SHARES. Upon issuance, the Series C Shares will be, duly authorized, validly issued, fully paid and non-assessable. None of the Series C Shares are subject to preemptive rights of the stockholders of the Company or any Liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on SCHEDULE 4.3 hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Instruments or the Conversion Shares. The Company has furnished to the Purchaser' true and correct copies of the Company's Corporate Documents and Subsidiary Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

     SECTION 4.4. GOVERNMENTAL AUTHORIZATION. The execution and delivery by the Company and Orix of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Convertible Instruments does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, and (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect.

     SECTION 4.5. ISSUANCE OF SHARES. Upon conversion in accordance with the terms of the Debentures or the Series C Certificate of Designation, the shares of Common Stock issued upon conversion thereof (the "Conversion Shares") shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchaser herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable United States federal securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of the Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Shares in accordance with this Agreement, the Debentures and the Series C Certificate of Designation is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     SECTION 4.6. NO CONFLICTS. The execution and delivery by the Company and Orix of the Transaction Agreements to which each is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, as of the date hereof, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents or Subsidiary Corporate Documents, (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.

The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except in each case where such failure would not have a Material Adverse Effect.

     SECTION 4.7. FULL DISCLOSURE. The information heretofore furnished by the Company and Orix to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.8. CURRENT PUBLIC INFORMATION. The Company is a "reporting issuer" as defined in Rule 902(l) of Regulation S and it has a class of securities (Common Stock) registered under Section 12(b) or 12(g) of the Exchange Act.

     SECTION 4.9. NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION; COMPLIANCE WITH REGULATION S. The Company has not' and no Purchaser nor any distributor, if any, participating in the offering of the Securities nor any of their respective affiliates nor any Person acting for the Company or any such distributor has conducted any "directed selling efforts" in connection with the offering described in this Agreement as that term is defined in Rule 902 of Regulation S. The Company has not offered the Securities to the Purchaser in the United States or to any Person in the United States or any U.S. person (as defined in Regulation S). The Company represents and warrants that the offering by the Company of the Securities to the Purchaser as contemplated in this Agreement is not part of a plan or scheme to evade the registration provisions of the Securities Act.

     SECTION 4.10. NO ACTION. The Company has not taken and will not take any action that will affect in any way the running of the Restricted Period or the ability of any Purchaser to resell freely, without restrictive legend following the running of the Restricted Period, the Convertible Instruments and/or Conversion Shares in accordance with applicable securities laws and this Agreement.

     SECTION 4.11. EXCHANGE AMOUNT. The Board of Directors of the Company has concluded that the Exchange Amount of the Transferred UPC Securities corresponds to the fair market value of such securities and that to the extent the Exchange Amount includes any discount to the Market Price, such discount is not excessive.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     SECTION 5.1. PURCHASER. Each Purchaser severally (but not jointly) hereby represents and warrants to the Company solely as to such Purchaser that:

          (A) the Purchaser is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S (a copy of which definition is attached hereto as SCHEDULE 5.1(a), and such Purchaser is not an entity organized or incorporated under the laws of any foreign jurisdiction by any U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless the Purchaser is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Securities Act) and who are not natural persons, estates or trusts;

          (B) the Convertible Instruments were not offered to the Purchaser in the United States and at the time of execution of this Agreement and at the time the buy order was originated, and of any offer to such Purchaser to purchase the Convertible Instruments hereunder, such Purchaser was outside the United States;

          (C) the Purchaser is purchasing the Convertible Instruments for its own account and not on behalf of or for the benefit of any U.S. person and the resale of the Convertible Instruments and Conversion Shares has not been prearranged with any buyer in the United States, and that any sale of the Convertible Instruments or Conversion Shares following the expiration of the Restricted Period may be made only pursuant to the registration of such Securities or an applicable exemption therefrom;

          (D) the Purchaser agrees that all offers and sales of the Convertible Instruments prior to the expiration of the Restricted Period shall not be made to U.S. persons or for the account or benefit of U.S. persons or within the United States and shall otherwise be made in compliance with the provisions of Regulation S;

          (E) the Purchaser has not been engaged or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to the offering of the Convertible Instruments.

          (F) the Purchaser shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each Person who acts as a distributor, dealer or a Person receiving a selling concession, fee or other remuneration in respect of any of the Convertible Instruments, who purchases prior to the expiration of the Restricted Period a confirmation or other notice to the Person stating that the Person is subject to the same restrictions on offers and sales as the Person pursuant to
     Section 901(c)(2)(iv) of Regulation S;

          (G) the Purchaser has not engaged in any "direct selling efforts" (as such term is defined in Regulation S) and has no present plan or intention of selling the Securities in the United States, has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the shares of Common Stock) and that the offering of the Securities, together with any subsequent resale by any Purchaser of the Securities, is not part of a plan or scheme on the part of Purchaser to evade the registration provisions of the Securities Act;

          (H) the Purchaser currently does not have a short position in the Company's Common Stock, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating or substantially diminishing the risk of ownership of the Convertible Instruments, nor has any Purchaser engaged in any hedging transaction with respect to the Convertible Instruments (or the Common Stock of the Company);

          (I) The Purchaser is not an officer, director or "affiliate" (as that term is defined in Rule 405 under the Securities Act) of the company or an "underwriter" or "dealer" (as such terms are defined in the federal securities law of the United States). If the Purchaser becomes an affiliate of the Company at any time after purchasing the Debentures, the Purchaser understands and agrees that every sale made by it thereafter must be made in compliance with the provisions of Rule 144 of the Act (except for the four (4) year holding period requirement), including the filing of Form 144 with the Commission at the time of the sale, as required under Rule 144. The Purchaser understands and agrees that the provisions of Rule 144, if at any time applicable to it, are separate and apart from and independent of any restrictions imposed by Regulation S and will apply even after the expiration oft he applicable restricted period under Regulation S.

          (J) If at any time after the expiration of the restricted period the Purchaser wishes to transfer or attempts to transfer the Debentures to a U.S. Person, Purchaser agrees to notify the Company if at such time it is an "affiliate" of the Company or is then acting as an "underwriter", "dealer" or "distributor" as to such Debentures (as such terms are defined in the federal securities laws of the United States or the regulations promulgated thereunder, including, but not limited to, Regulation S), or if such transfer is being made as apart of a plan or scheme to evade the registration provisions of the Securities Act.

          (K) this Agreement and the remaining Transaction Agreements to which it is a party have been duly executed and delivered in London, England by the Purchaser.

          (L) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property (including the Conversion Shares) shall at all times be and remain within its control;

          (M) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

          (N) this Agreement has been duly executed and delivered by the Purchaser;

          (O) such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement;

          (P) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms when executed and delivered by the Company (subject to (i) applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) equitable principles of general applicability);

          (Q) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

          (R) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the

     Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon;

          (S) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest; and

          (T) as of the date of execution of this Agreement, Purchaser is the holder and beneficial owner of the UPC Debentures and the UPC Preferred Stock listed on SCHEDULE 5.1(R), free and clear of all Liens; the rights and obligations of Purchaser and UPC with regard to the UPC Debentures and the UPC Preferred Shares are as set forth in (i) the Securities Purchase Agreement between Purchaser and UPC, as amended, (ii) the UPC Debentures, and (iii) the UPC Certificate of Designation, each as amended, copies of which are attached hereto as EXHIBITS B, I and H, respectively.

                                  ARTICLE VI

                             CONTEMPORANEOUS ACTS

     SECTION 6.1. COMPANY DELIVERIES. Contemporaneous with the execution and delivery of this Agreement:

          (A) The Company shall execute the Registration Rights Agreement, Escrow Agreement and Put and Call Agreement and deliver signed copies thereof to Purchaser;

          (b) The Company shall deliver to the Escrow Agent a duly executed undated Debenture representing the Maximum Exchange Amount in accordance with Section 2.1 hereof;

          (c) The Company shall cause its legal counsel to deliver to the Purchaser an opinion, dated the date hereof, substantially in the form attached hereto as EXHIBIT K ; and

          (d) The Company shall deliver to the Purchaser all other opinions, resolutions, certificates, instruments, agreements or other documents as it shall reasonably request.

     SECTION 6.2. PURCHASER DELIVERIES. Contemporaneous with the execution and delivery of this Agreement:

          (A) The Purchaser shall execute the Registration Rights Agreement, the Escrow Agreement and the Put and Call Agreement and deliver signed copies thereof to the Company.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

     The Company (and Orix, until the Shareholder Ratification has been consummated) hereby agrees that, from and after the date hereof until the later to occur of (x) the Option Expiration Date or (y) for so long as any of the Convertible Instruments remain outstanding and for the benefit of the
Purchaser:

     SECTION 7.1. INFORMATION. The Company will deliver to each holder of the Convertible Instruments:

          (A) AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and certified by independent public accountants of the Company of nationally recognized standing in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with GAAP, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred or is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (B) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments), as to fairness of presentation, GAAP and consistency, by the chief financial officer or the chief accounting officer of the Company;

          (C) FILINGS UNDER SECURITIES ACT AND EXCHANGE ACT. Promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), (ii) all reports on Forms 10-K,

     10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission and (iii) any material press releases issued by the Company or any Subsidiary;

          (D) OFFICER'S CERTIFICATES. Simultaneously with the delivery of each item referred to in clauses (a) and (b) above, a certificate from the Company stating that no Default or Event of Default has occurred and is continuing, or within five Business Days after any officer of the Company obtains knowledge of a Default or Event of Default , a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (E) OTHER REPORTS AND FILINGS. Promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

          (F) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within three Business Days after an officer of the Company obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Company or any of its Subsidiaries which would materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries or (y) with respect to this Agreement or any of the other Transaction Agreements, and (iii) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; and

          (G) OTHER INFORMATION. From time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Purchaser may reasonably request.

     SECTION 7.2. PERFORMANCE OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

     SECTION 7.3. MAINTENANCE OF PROPERTY; INSURANCE. The Company will, and will cause each Subsidiary to, keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is common in the industry, (iii) furnish to the Purchaser' Representative, upon written request, full information as to the insurance carried.

     SECTION 7.4. MAINTENANCE OF EXISTENCE. The Company will continue, and each Subsidiary will continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 7.5. COMPLIANCE WITH LAWS. The Company will and will cause each Subsidiary to comply, in all material respects, with all federal, state, municipal, local or foreign laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities in respect of the conduct of its business and the ownership of its property except where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

     SECTION 7.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will and will cause each Subsidiary to keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to their respective businesses and activities. The Company will, and will cause each Subsidiary to, permit, during normal business hours upon reasonable notice, officers and designated representatives of the Purchaser' Representative to visit and inspect properties of the Company, upon reasonable prior notice, to examine and make abstracts from any of the books and records of the Company and to discuss the affairs, finances and accounts of the Company with its executive officers and independent public accountants, all at such reasonable times at the Company's expense.

     SECTION 7.7. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

     SECTION 7.8. SUPPLEMENTAL INFORMATION. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     SECTION 7.9. COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS. The Company will comply and will cause each Subsidiary to comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

     SECTION 7.10 BLUE SKY LAWS. The Company shall promptly take such action as the Company shall reasonable determine is necessary to qualify the Convertible Instruments for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser and the Purchaser' Representative on or prior to the Closing Date.

     SECTION 7.11 OBSERVER RIGHTS. As long as the Purchaser own, in the aggregate, not less than twenty five percent (25%) of the Convertible Instruments issued hereunder (or an equivalent amount of Common Stock issued upon conversion thereof), a representative of the Purchaser (the "Observer") will have all the rights of a director (exclusive of payment of director fees) pursuant to the Company's Corporate Documents but will not attend meetings of the Company's Board of Directors and will not be entitled to vote on matters submitted for the Board's approval. The Company shall provide to the Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors (including but not limited to the minutes of shareholders' meetings); provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of material inside information or trade secrets to the Observer. At the request of the Purchaser, key members of the Company's management and executive officers will meet with the Observer no less than four (4) times per calendar year, at the Company's facilities and at the Company's expense.

     SECTION 7.12. MAINTENANCE OF REPORTING STATUS; SUPPLEMENTAL INFORMATION. So long as any of the Securities are outstanding, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations thereunder would permit such termination. If at anytime the Company is not subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective Purchaser of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

     SECTION 7.13. OTC ELIGIBILITY. Unless the Common Stock becomes listed on the Nasdaq Stock Market's National Market, Nasdaq Stock market's SmallCap Market, American Stock Exchange or New York Stock Exchange, the Company shall take all actions necessary such that the Company's Common Stock will be (i) eligible for quotation on the OTC Market and (ii) "active" securities (as such term is defined by NASD regulations) satisfying the frequency-of-quotation requirement and traded on the OTC Market. Additionally, the Company shall take all actions necessary such that at least ten (10) members of the NASD continue to be registered as market makers with respect to the Company's shares of Common Stock.

     SECTION 7.14. KEY-MAN INSURANCE POLICY. Within 30 days of Closing, the Company shall purchase a $3 million key-man life insurance policy (the "Key Man Policy") on the life of Kerry Rogers. The Company shall appoint the Purchasers as the primary beneficiary of the Key Man Policy to the extent of the remaining balance (i.e., the principal amount and accrued interest or Stated Value and accrued dividends) of the Convertible Instruments and any remaining proceeds shall be payable to the Company. The Company shall maintain the Key Man Policy for so long as the Purchasers hold at least $500,000 of the Convertible Instruments.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS

     The Company (and Orix, until the Shareholder Ratification has been consummated) hereby agrees that, from and after the date hereof until the later to occur of (x) the Option Expiration Date or (y) for so long as any Convertible Instruments remain outstanding and for the benefit of the
Purchaser:

     SECTION 8.1. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. Except for consummation of the Reorganization and mergers contemplated by the Reincorporation, the Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets ("Asset Sale") (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that the Company and its Subsidiaries may (i) make sales of inventory in the ordinary course of business, and (ii) in the ordinary course of business, sell equipment which is uneconomical or obsolete.

     SECTION 8.2. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

     SECTION 8.3. RESTRICTIONS ON CERTAIN AMENDMENTS. Except for the Reincorporation, neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing Debt, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchaser or the holders of the Securities without the prior written consent of the Purchaser.

     SECTION 8.4    PROHIBITION ON DISCOUNTED EQUITY OFFERINGS.

          (A) Until such time as all of the Convertible Instruments have been either redeemed or converted into Conversion Shares in full, the Company agrees that it will not issue any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (collectively, the "Derivative Securities"), on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities (other than the Shares) at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or (ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

          (B) Until such time as all of the Convertible Instruments have been either redeemed or converted into Conversion Shares in full, the Company agrees it will not issue any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to eighteen (18) months following the date of issuance of such securities.

          (C) The restrictions contained in this Section 10.5 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement, (ii) stock option or other compensatory plans, or (iii) issuance of Common Stock pursuant to the terms of the Equity Line.

     SECTION 8.5 EXECUTIVE COMPENSATION. The Company shall not pay any of its employees more than $100,000 per annum without approval of the Company's compensation committee, except for Kerry Rogers whose base salary shall be $250,000 for calendar year 1998, with not more than $150,000 thereof paid during calendar year 1998 (with any deferred portion being payable in January
1999), plus perquisites which shall not exceed $3,000 per month. In addition, the Company shall be permitted to establish compensation plans (including stock option plans) that are comparable to other companies of similar size in similar industries, and which are approved by the Company's compensation committee.

     SECTION 8.6 REGISTRATION RIGHTS. The Company shall not grant any registration rights to any parties receiving warrants to acquire Common Stock in connection with the Reorganization or this Agreement.


                                  ARTICLE IX

                              RESTRICTIVE LEGENDS

     SECTION 9.1 RESTRICTIVE LEGENDS. The Convertible Instruments shall bear a legend substantially as set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law. Assuming that there are no changes in the material facts represented by the Purchaser in Section 5.1 of this Agreement or applicable law from the date hereof until the date of conversion, all certificates representing the Conversion Shares into which the Convertible Instruments are converted after the Restricted Period shall be issued without any restrictive legend.

     "The securities of Touch Tone America, Inc. represented hereby have been issued pursuant to Regulation S, promulgated under the United States Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These securities may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) during the period commencing on the date of sale of these securities and ending forty days thereafter (the "Restricted Period"). These securities may first be converted into common stock on the 41st day following the date of issuance hereof.

     SECTION 9.2. ISSUANCE OF COMMON SHARES; TRANSFERS. Upon conversion of the Convertible Instruments, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue within three (3) Business Days of the delivery of a Notice of Conversion one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion. The shares of Common Stock to be issued upon conversion of the Convertible Instruments shall not bear any restrictive legends and shall be freely transferable upon expiration of the Restricted Period, subject to compliance with the terms of the Convertible Instruments. The Company agrees that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period have been or will be given to its transfer agent and also agrees that the Convertible Instruments or Conversion Shares, as applicable, shall otherwise be freely transferable by Purchaser on the books and records of the Company subject to compliance with Federal and state securities laws and the terms of the Convertible Instruments. The Company will notify its transfer agent of the Closing Date and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way a Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.


                                   ARTICLE X

                    ADDITIONAL AGREEMENTS AMONG THE PARTIES

     SECTION 10.1. REGISTRATION RIGHTS. The Company shall grant the Purchaser registration rights covering the Conversion Shares on the terms set forth in the Registration Rights Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four (4) days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

     SECTION 11.2.  NO WAIVERS; AMENDMENTS.

          (A) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company; provided, that without the consent of each Purchaser affected thereby, an amendment or waiver may not restrict or limit such Purchaser's rights under the Certificates of Designation. In determining whether the requisite number of holders of the Shares have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Shares which are owned by the Company or any other obligor on or guarantor of the Shares, or by any Person Controlling, Controlled by, or under Common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchaser and their Affiliates otherwise than solely in their capacities as holders of Shares shall be effective with respect to them without their prior written consent.

     SECTION 11.3.  INDEMNIFICATION BY THE COMPANY.

          (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each for purposes of this Section 11.3 a "Controlling Person"), and the respective partners, agents, employees, officers and directors of each Purchaser, their Affiliates and any such Controlling Person (each for purposes of this Section 11.3 an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchaser unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified
     Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchaser and the other Indemnified
     Parties, satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 11.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 11.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Instruments and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

     SECTION 11.4   INDEMNIFICATION BY THE PURCHASER.

          (a) The Purchaser severally agrees to indemnify and hold harmless the Company, its Affiliates, and each Person, if any, who controls the Company, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each for purposes of this Section 11.4 a "Controlling Person"), and the respective partners, agents, employees, officers and directors of the Company, their Affiliates and any such Controlling Person (each for purposes of this Section 11.4 an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Purchaser shall not be obligated to advance such costs to any Indemnified Party other than the Company unless it has received from such Indemnified Party an undertaking to repay to the Purchaser the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any breach of the representations and warranties of the Purchaser contained in this Agreement; provided that the Purchaser will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

          (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Purchaser under this Agreement, such Indemnified Party shall promptly notify the Purchaser in writing and the Purchaser, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Purchaser shall not affect any obligations the Purchaser may have to such Indemnified Party under this Agreement or otherwise unless the Purchaser is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Purchaser has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Purchaser, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Purchaser, in which case, if such Indemnified Party notifies the Purchaser in writing that it elects to employ separate counsel at the expense of the Purchaser, the Purchaser shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Purchaser shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Company. The Purchaser shall not be liable for any settlement of any such action effected without the written consent of the Purchaser (which shall not be unreasonably withheld) and the Purchaser agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Purchaser. In addition, the Purchaser will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Company and the other Indemnified Parties, satisfactory in form and substance to the Company, from all liability arising out of such action, claim, suit or proceeding.

          (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Purchaser shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and by the Company on the other from the transactions contemplated by this Agreement or
     (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Purchaser on the one hand and the Company on the other, but also the relative fault of the Purchaser and the Company as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 11.4, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Company pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Purchaser on the one hand and the Company on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Purchaser or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 11.4 (i) shall be in addition to any liability the Purchaser may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Instruments and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Indemnified Party.

     SECTION 11.5 EXPENSES: DOCUMENTARY TAXES. The Company agrees to pay (i) the greater of $25,000 or all actual reasonable out-of-pocket expenses of the Purchaser, including fees and disbursements of counsel, in connection with (x) the negotiation and preparation of this Agreement (the "Expense Reimbursement Fee") and (y) any waiver or consent hereunder or under any other Transaction Agreement or any amendment hereof or thereof and (ii) all reasonable out-of-pocket expenses of the Purchaser and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to the Purchaser, excluding their assigns.

     SECTION 11.6. PAYMENT. The Company agrees that, so long as a Purchaser shall own any Shares issued by the Company hereunder, the Company will make any payments required to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment.

     SECTION 11.7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and upon the Purchaser and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Purchaser. All provisions hereunder purporting to give rights to Purchaser and their Affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

     SECTION 11.8. BROKERS. Except as set forth on SCHEDULE 11.8, the Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchaser in connection with the sale of the Securities. Each Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

     SECTION 11.9. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR CLARK COUNTY AND OF ANY NEVADA STATE COURT SITTING IN NEVADA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 11.10. FURTHER ASSURANCE. The Company, the Purchaser' Representative and the Purchaser shall each take such further actions as requested by any party hereto which are necessary, desirable or proper to carry out the purposes of this Agreement and each Transaction Agreement.

     SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

     SECTION 11.12 SURVIVAL. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the redemption or conversion into Conversion Shares in full of the Shares and shall remain operative and in full force and effect.

     SECTION 11.12. COUNTERPARTS. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.




                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                  TOUCH TONE AMERICA, INC.

                                  By: /s/ Kerry Rogers
                                  Name: Kerry Rogers
                                  Title: President and Chief Executive Officer


                                  Address:  3300 N. Central Avenue, Suite 1155
                                  Phoenix, Arizona  85012
                                  Telephone:  (602) 263-7559
                                  Fax:  (602) 263-9623

     With a copy to:              Lawrence E. Johnson, Esq.
                                  Day, Campbell & McGill
                                  3070 Bristol, Suite 650
                                  Costa Mesa, California  92626
                                  Fax:  (714) 429-2901

                                  IF TO PURCHASER:

                                  INFINITY INVESTORS LIMITED

                                  By: /s/ James A. Loughran
                                  Name: James A. Loughran
                                  Title:

                                  Address:  38 Hertford Street
                                            London, England WIY 7TG
                                  Fax:      011-44-171-355-4975
                                  Attn:     J. A. Loughran


ACKNOWLEDGED AND AGREED TO
FOR ALL PURPOSES SPECIFIED:

ORIX GLOBAL COMMUNICATIONS, INC.


By: /s/ Kerry Rogers
Name: Kerry Rogers
Title: President

Address:    1771 E. Flamingo Road
            Building B, Suite 200
            Las Vegas, Nevada  89119
Telephone:  (702)792-2500
Fax:        (702) 792-3313
Attn:       Kerry Rogers

                               LIST OF SCHEDULES

Schedule 4.1   -    Subsidiaries
Schedule 4.3   -    Outstanding Convertible Securities
Schedule 5.1(a)-    Definition of U.S. Person
Schedule 5.1(r)-    UPC Debentures and UPC Preferred Stock held by Purchaser
Schedule 11.8  -    Brokers

                                 SCHEDULE 4.1

                                 SUBSIDIARIES


GetNet International, Inc., an Arizona Corporation.

Orix Global communications, Inc., a Nevada corporation, will be a Subsidiary following the Reorganization.

                                 SCHEDULE 4.3

                      OUTSTANDING CONVERTIBLE SECURITIES

                                     None

                                SCHEDULE 5.1(a)

                           DEFINITION OF U.S. PERSON

Attached hereto as ANNEX A is a copy of the definition of "U.S. person" as defined in Rule 902(o) of Regulation S.

                                SCHEDULE 5.1(r)

UPC DEBENTURES AND UPC PREFERRED STOCK HELD BY PURCHASER

                                 SCHEDULE 11.8

                                    BROKERS

                                     None

                               LIST OF EXHIBITS


Exhibit A -    Reorganization Agreement
Exhibit B -    Securities Purchase Agreement
Exhibit C -    Convertible Exchange Debentures
Exhibit D -    Escrow Agreement
Exhibit E -    Officer's Certificate
Exhibit F -    Registration Rights Agreement
Exhibit G -    Series C Certificate of Designation
Exhibit H -    UPC Certificate of Designation
Exhibit I -    UPC Debentures
Exhibit J -    Put and Call Agreement
Exhibit K -    Company Counsel Opinion